EXHIBIT 23.1

                         CONSENT OF PRICE WATERHOUSE LLP



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated March 18, 1997 appearing on page F-2 of Advanced Machine Vision Corporation's (formerly ARC Capital) Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP
Portland, Oregon
December 15, 1997